UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2018

OWC PHARMACEUTICAL RESEARCH CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +972-72-260-8004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Arbitration agreement with Ziv Terner

On December 6, 2018, OWC Pharmaceutical Research Corp. (the “Company”), reached an agreement with Mr. Ziv Turner (the “Plaintiff”), the former General Manager of the Company’s subsidiary, One World Cannabis Ltd, in the Tel Aviv Regional Court of Labor. Pursuant to the agreement, the Company shall issue to the Plaintiff, subject to receiving a withholding tax certificate, a number of shares of common stock of the Company at an aggregate value of $725,000 on the issuance date. The price per share will be determined based on the price per share on the date the Company actually receive the withholding tax certificate from the Plaintiff. The common stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued pursuant to an exemption from registration requirements under Section 4(a)(2) of the Securities Act. In addition, the Company shall provide the Plaintiff price protection for a 6 months period should the value of the common stock issued to him fall below $725,000, in such case the Company will issue the Plaintiff additional common stock to get the aggregate value back to $725,000.

The Company and the Plaintiff mutually agreed to dismiss all claims other than the Company’s claims against the Plaintiff in the USA.

Any additional shares of our common stock issued further to this settlement could dilute the ownership of the current holders of shares of our outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC Pharmaceutical Research Corp.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Date: December 11, 2018